AGREEMENT

                THIS AGREEMENT, made and entered into as of the _____ day of _______, 1996, by and between SUGAR CREEK GOLF COURSE, INC. an Ohio corporation ("Sugar Creek"), having an address of 4990 Wilmington Pike, Dayton, Ohio 45440; The Magic Castle, Inc., an Ohio corporation ("Magic Castle") having an address of 4990 Wilmington Pike, Dayton, Ohio 45440; and Golden Bear Golf Centers, Inc., a Florida corporation with an address of 11780 U.S. Highway #1, North Palm Beach, Florida 33408 ("Golden Bear"), recites and provides as follows:

RECITALS

                A. Sugar Creek is the sole owner of legal and equitable title of a fee simple estate in the real estate described on Exhibit "A" hereto (the "Real Property").

                B. Sugar Creek and Magic Castle are the owners of certain of the assets located at the Real Property including the building and other leasehold improvements thereon (the "Improvements") and the "Assets" described on Exhibit "B" hereto. The Assets include that tangible and intangible personal property (e.g. contracts, licenses and permits) described on Exhibit "B". Exhibit "B" indicates which Assets are owned by Sugar Creek and which Assets are owned by Magic Castle.

                C. Sugar Creek has agreed to grant to Golden Bear the right to enter into a lease (the "Lease") of the Real Property, the Improvements and all other personal property (except the Assets) utilized by Sugar Creek and Magic Castle in connection with the business known as Rollandia Golf Park Plus and The Magic Castle (the "Project"). Sugar Creek and Magic Castle have agreed to grant to Buyer the right to purchase the Assets.

                D. Magic Castle and Sugar Creek are sometimes hereinafter collectively referred to as "Seller", it being understood and agreed that when such term is used, Sugar Creek and Magic Castle, respectively, shall each only be bound with respect to that portion of the Project owned by it.

                FOR AND IN CONSIDERATION of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged,

                THE PARTIES HERETO DO HEREBY MUTUALLY COVENANT AND AGREE AS
FOLLOWS:

                1.   AGREEMENT.

                A. Sugar Creek hereby grants to Golden Bear the exclusive right to enter into the Lease on the terms and conditions hereinafter described.

                B. Sugar Creek and Magic Castle hereby grant to Golden Bear the exclusive right to purchase the Assets on the terms and conditions hereinafter described.

                2.   LEASE.

                It is understood and agreed that the Lease shall be in the form attached hereto as Exhibit "C".

                3.   PURCHASE OF PERSONAL PROPERTY.

                A. At Closing, Golden Bear shall acquire the Assets listed on Exhibit "B".

                B. At Closing, Golden Bear shall also pay the consideration referred to on Exhibit "B-1" attached hereto. Golden Bear shall own the Assets listed on Exhibit "B" free and clear, except subject to a lien in favor of Huntington Bank and Northside Bank (the "Existing Lenders"). Golden Bear is not assuming bank debt but will make lease payments to the Existing Lenders to be applied against the loans if requested to do so by the Seller. Seller will make any additional loan payments required and comply with all other requirements to the Existing Lenders. If Seller defaults on loans, Buyer may pay loans and will receive credit against lease payments.

                4.  CLOSING.

                A. The right to enter into the Lease and acquire the Assets may be exercised by Golden Bear giving written notice of its desire to close to Seller prior to expiration of the Examination Period. This notice shall require the parties to proceed with Closing on or before August 31, 1996, subject to the provisions of Section 4.F. below. All appropriate sums due Seller or Golden Bear shall be ascertained at Closing or, if not capable of ascertainment at Closing, within ninety (90) days thereafter at the reasonable request of either Golden Bear or Seller.

                B. At the Closing, Golden Bear and Seller shall execute all documents reasonably necessary to carry out the provisions hereof, including but not limited to, the Lease and memorandum thereof for recordation; a General Assignment of all applicable contract rights and other intangible personal property (including all construction warranties and all applicable licenses and permits); a Closing Statement; a so-called FIRPTA Affidavit; a No-Lien, Gap and Parties in Possession Affidavit; a Consultant Agreement; a Bill of Sale; and a letter to all vendors. Seller shall also provide evidence of good standing, corporate resolution (with incumbency certificate), the agreements required of the Existing Lenders referred to herein, and any other items reasonably required by Golden Bear or the title insurer.

                C. At Closing, Golden Bear shall pay Seller the consideration as provided herein, and Seller shall pay off any existing liens and related matters set forth in Schedule B-1 of Golden Bear's title commitment, except for the "Existing Mortgages" for the benefit of the Existing Lenders.

                D. Golden Bear shall pay all recording costs, costs for inspections, its attorneys' fees, the owner's leasehold title insurance premium and the cost of the Survey. Seller shall pay all state or federal taxes chargeable to Seller by virtue of the transactions contemplated hereby, and Seller's attorneys' fees.

                E. At Closing, possession of the Project shall be delivered to Golden Bear.

                F. At Closing, Seller shall deliver all agreements and consents of the Existing Lenders required hereunder. If not available on or before August 31, 1996, Closing shall be extended to September 15, 1996. If not available on or before September 15, 1996, Golden Bear may terminate this Agreement; provided, that, Seller may extend the Closing Date to October 15, 1996, provided that it has reasonable expectations of obtaining these agreements and consents before such date.

                5.      CONDITIONS TO CLOSING.

                Golden Bear's obligation to close hereunder is subject to all matters set forth herein. Seller and Golden Bear each agree to proceed in good faith and take such action as is reasonably within its control in order to consummate the transaction contemplated hereby, in accordance with the provisions hereof.

                A. During the Examination Period, Golden Bear shall obtain a commitment (the "Title Commitment") issued by a nationally recognized title company (the "Title Company") for an A.L.T.A. Form B leasehold title insurance policy (the "Title Policy"), showing title to the Real Property in Sugar Creek and subject only to those matters acceptable to Golden Bear (the "Permitted Exceptions") in the exercise of its reasonable discretion.

                        (2) If the Title Commitment contains exceptions other than Permitted Exceptions, Golden Bear shall notify Seller of its approval or rejection of such exceptions prior to the expiration of the Examination Period. Failure to so notify Seller shall be a waiver of this right to reject. All such "Unpermitted Exceptions" and "Survey Defects" (as defined below), shall be corrected at Seller's expense, and/or removed of record in a manner satisfactory to Golden Bear, and shall not appear on the Title Policy when issued; provided, however, that Seller shall not be obligated to expend more than $100,000.00 to cure any such Unpermitted Exceptions. If Seller is unable to correct and/or remove of record any Unpermitted Exception(s) by the date of Closing set forth herein, then Golden Bear may, upon written notice to Seller, postpone and repostpone the Closing for a period totalling in the aggregate not more than ninety (90) days so as to permit Seller to correct and/or remove of record such Unpermitted Exception(s). If Seller is not obligated to or is unable to cure of record any Unpermitted Exceptions, Golden Bear shall either (i) proceed to Closing with no adjustment to the Purchase Price, or (ii) terminate this Contract.

                B. During the Examination Period, Golden Bear, at its sole cost and expense, shall obtain a current survey of the Property (the "Survey") certified to Sugar Creek, Golden Bear and to the Title Company, and dated as of the then current date. The Survey shall be reasonably satisfactory to Golden Bear in form and substance, shall locate all Improvements and show all building set-back lines (public and private) and applicable Schedule B exceptions on the Title Commitment, shall include flood plain designations, and shall be in such form as the Title Company shall require to delete the standard survey exceptions in the Title Policy. The Survey shall indicate that the Property does not include any gaps, hiatuses, encroachments, encumbrances, drainage canals or other matters not acceptable to Golden Bear for the operation of the golf center. In the operation of a golf center facility, any survey matters which cause the Survey not to comply with the requirements are referred to herein as "Survey Defects".

                C. In addition to all other matters set forth herein, Golden Bear shall have no obligation to consummate the within contemplated transaction unless and until the following conditions have either been satisfied or waived by Golden Bear in writing. If all such conditions are neither satisfied nor waived, Golden Bear may thereafter terminate this Agreement upon written notice to Seller. Such conditions are as follows:

                        (a) All representations, warranties and covenants of Seller shall be true and correct on the Closing Date and Golden Bear shall have received such evidence thereof as Golden Bear may reasonably request;

                        (b) Between the date of this Agreement and the Closing Date, there shall have been no intervening destruction or damage to or condemnation of the Project or any portion thereof, or any material adverse change in the profitability of the Project; and

                        (c) Seller shall have performed all of its other obligations under this Agreement.

                 D. Prior to Closing, the parties shall utilize reasonable best efforts to reach agreement on the following matters with respect to the Existing Mortgages described on Exhibit "D",

                (a)     Subordination to Lease.

                (b)     Notice and right to cure to Golden Bear.

                         (c)    Consent to Lease.

                         (d)    Release of two of Seller's existing guarantors.

        If these matters are not satisfactorily resolved, either party may terminate this Agreement.

                6. DEFAULT. Upon a default by either party hereunder, the non-defaulting party shall have all rights and remedies available at law or in equity, including, but not limited to, the right of specific performance.

                7.      ACCESS TO PREMISES.

                        A. Terminating at noon E.S.T., on August 6, 1996 the "Examination Period"), Golden Bear and Golden Bear's agents shall have the right to enter the Real Property at all reasonable times to examine the Project, provided that Golden Bear shall not interfere with Seller's operation of the Project. In the event this Agreement is terminated, the right of entry granted hereby shall likewise be terminated.

                        B. Without limiting the generality of the foregoing, Golden Bear may perform or cause to be performed soil tests, inspections, radon and asbestos investigations, environmental audits, surveying and engineering services, appraisals and to otherwise view and inspect the Project and all components thereof, any and all of Seller's financial and other records in connection therewith. Any such entry upon the Real Property shall be at Golden Bear's sole risk and expense and Golden Bear shall indemnify and hold Seller harmless from any such entry, and of and from any and all costs, expenses, loss, damage, claim or liability, arising out of or incurred or claimed in connection with the exercise by Golden Bear of such right of entry, and any such entry shall be performed in such a manner so as to minimize damage to the Real Property. This indemnity shall survive termination hereof or Closing.

                        C. Seller also hereby expressly grants Golden Bear permission to investigate and to examine any and all governmental records and to conduct interviews with any and all relevant governmental and regulatory authorities with respect to the use and ownership of the Project, all of which examinations and inspections shall be undertaken at the sole cost and expense of Golden Bear.

                        D. Immediately upon the execution hereof, Seller shall make available to Golden Bear for inspection or copying: any and all zoning and platting information; all site plans and the like; any soil tests; any existing title insurance policies and commitments; the Existing Mortgages and all documents and correspondence in connection therewith; all governmental approvals, permits and licenses (the "Licenses"); any existing surveys, together with as-built plans and specifications; all construction contracts and records; sales tax returns for the last twelve (12) months; real estate tax bills; all architectural and construction contracts; existing insurance policies; all Project agreements and any correspondence in connection therewith; all appraisals, marketing studies and the like; all management and service contracts; all operating and expense reports; all books and records of Seller or Seller's agents concerning the Project and any other documents concerning the Project reasonably requested by Golden Bear and which are in the possession or control of Seller or its agents.

                E. Golden Bear may terminate this Agreement for any bona fide reason in the exercise of Golden Bear's business judgment by written notice to Seller prior to the termination of the Examination Period. In such event, neither party shall have any further rights or obligations hereunder.

                8.      REPRESENTATIONS BY SELLER.

                Seller represents and warrants to Golden Bear as follows:

                A. MARKETABLE TITLE. Seller has good, marketable and insurable fee simple title to the Real Property, and Seller has good and marketable title to the Assets, free and clear of all mortgages, liens and security interests, except for the Existing Mortgages.

                B. CONDEMNATION PENDING OR THREATENED. There is no pending or threatened condemnation or similar proceeding affecting the Real Property or any portion thereof, nor has Seller knowledge that any such action is presently contemplated.

                C. ADVERSE INFORMATION. Seller has no information or knowledge of any change contemplated in any applicable laws, ordinances, or restrictions, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the Real Property, or the condition thereof, which would prevent, limit, impede, or render more costly Golden Bear's use thereof.

                D. COMPLIANCE WITH LAWS. Seller has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Project. Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of, any lien or encumbrance upon the Project under any agreement or other instrument to which Seller is a party or by which Seller or the Project might be bound.

                E. PENDING LITIGATION. Except as shown on Exhibit "H", there are no legal actions, suits, or other legal or administrative proceedings, including condemnation cases, pending or threatened, against the Project, and Seller is not aware of any facts which might result in any such action, suit or other proceedings.

                F. DISCLOSURE OF ADVERSE FACTS. To the knowledge of Seller, there is no significant adverse fact or condition relating to the Project or its continued use by Golden Bear which has not been specifically disclosed in writing by Seller to Golden Bear, and Seller knows of no fact or condition of any kind or character whatsoever which adversely affects such intended use of the Project by Golden Bear.

                G. BUILDING PERMITS. All building permits required for the Project are in good standing and were validly issued by the appropriate governmental authorities, and all required certificates of occupancy have been issued and are outstanding; except final inspections for the miniature golf course and batting cages (electrical), which are the responsibility of Sellers.

                H. EXISTING IMPROVEMENTS. All buildings and improvements have been completed and installed in accordance with the plans and specifications approved by the various governmental authorities having jurisdiction and permanent certificates of occupancy, all licenses, permits, authorizations, and approvals required by all governmental authorities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the buildings and improvements and have been paid for (except for the Existing Mortgages).

                I. NO VIOLATIONS OF LAWS, ETC. No building, or similar law, ordinance or regulation is, or as of the Closing will be, violated by the continued maintenance, operation, or use of any buildings, improvements, or structures presently erected on the Real Property or by the continued maintenance, operation, or use of the parking areas. There are no uncured violations of federal, state, or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Project. No heating equipment, incinerators or other burning devices violate, or as of the Closing will violate, any applicable federal, state, or municipal laws, ordinances, orders, regulations or requirements.

                J. SERVICE CONTRACTS. There are no contracts, oral or written, with any employees nor any service contract, maintenance contract nor any other contract or agreement relating to the Project which are not terminable at will (except for those indicated on Exhibit "E").

                K. CONDITION. To Seller's knowledge, there are no material defects in any buildings or operating equipment and all such improvements are suitable for the purposes intended.

                L. HAZARDOUS SUBSTANCES. Seller hereby represents and warrants to Golden Bear that, to the best of Seller's knowledge, (i) the Project is not contaminated with any hazardous substance; (ii) Seller has not caused and will not cause, and to the best of Seller's knowledge, there never has occurred, the release of any hazardous substance on the Real Property; (iii) the Real Property is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action, or the threat or likelihood thereof, for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or from any other real property owned or controlled by Seller or in which Seller has any interest, legal or equitable; (iv) there is no asbestos (or other regulated material) in any of the improvements; (v) there are no underground storage tanks on the Real Property; (vi) by leasing the Real Property, Golden Bear will not incur or be subjected to any "superfund" liability for the cleanup, removal or remediation of any hazardous substance from the Real Property or any liability, cost, or expense for the removal of any asbestos or underground storage tank from the Real Property; and (vii) Seller will indemnify, defend, and hold Golden Bear harmless from and against any and all claims, demands, liabilities, damages, suits, actions, judgments, fines, penalties, loss, cost and expense (including, without limitation, attorneys fees) arising or resulting from, or suffered, sustained or incurred by Golden Bear as a result of, the material untruth or inaccuracy of any of the foregoing representations and warranties of Seller to Golden Bear, which indemnity shall survive the closing. The terms "hazardous substance," "release" and "removal" as used herein shall have the same meaning and definition as set forth in paragraphs (14), (22) and (23), respectively, of Title 42 US.C. ss.9601 and under any applicable Texas law provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" as defined in paragraph (5) of 42 U.S.C. ss.6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C. ss.6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. ss.9601 et seq., as amended, and any similar state statute or local ordinance applicable to the Property, and all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42 U.S.C. ss.6991, and applicable Ohio law.

                Golden Bear is aware that Seller uses chemicals normally associated with the operation of a golf facility and Golden Bear has the right to inspect the chemicals used in the operation of the business. Seller is not responsible for chemicals that are not presently considered "hazardous" but become so labelled after the closing. Golden Bear warrants and represents to Seller that it will not cause to be released any hazardous substance during its Examination Period and leasehold and agrees to indemnify and hold harmless and reimburse Seller for any release of hazardous substances.

                N. AUTHORITY. Seller has the authority and power to enter into this Agreement and to consummate the transaction provided for by this Agreement. Consummation of this transaction will not breach any agreement to which Seller is a party.

                O. ORGANIZATION. Seller and Magic Castle are each duly organized and existing in good standing under the laws of the State of Ohio.

                P. STATEMENTS. Exhibit "I" attached hereto is a true, correct and complete revenue and expense statement for the Project to date.

                Q. LIENS. There are no mortgages or deeds of trust or security agreements (other than the Existing Mortgages) encumbering the Real Property or the Assets. At Closing, Seller shall deliver an appropriate release agreement from each such lienholder.

                R. LIABILITIES. All liabilities and obligations of Seller with respect to the Project are clearly and completely reflected on the Statements attached hereto as Exhibit "J". Except for those liabilities set forth on Exhibit "J-1" which are to be assumed by Golden Bear, all of such liabilities shall be paid in full by Seller as of Closing.

                S.       LEASE AND CONCESSIONARY AGREEMENTS.

                Except as shown on Exhibit "K", there are no lease agreements affecting the Real Property or any portion thereof.

                T. ZONING. The Property is zoned to permit the Project, without special exception; and the Project is not a non-conforming use. Seller has no knowledge of any fact, action or proceeding, whether actual, pending, or threatened, which could result in a modification or the termination of such zoning.

                U. NO SPECIAL ASSESSMENTS. No portion of the Property is affected by any special assessments, whether or not constituting a lien thereon.

                V. PARTIES IN POSSESSION. There are no parties in possession of any portion of the Property as lessees, licensees, concessionaries, tenants at sufference or trespassers, except (a) as set forth in Section 27 hereof and (b) a sports display board.

                W. INSURANCE. Seller currently maintains, and shall maintain until Closing, the insurance set forth on Supplement "B" hereto.

                X. EMPLOYEE CONTRACTS/PLANS. There are no union contracts, collective bargaining agreements, ERISA Employee Benefit Plans, health benefit plans, or employment agreements with respect to the Project.

                Y.       TAXES.

                a. All federal, state and local returns, forms or reports required to be filed with respect to any Tax (as defined below) liability of Seller or the Project have been filed in a timely manner (taking into account all extensions of due dates) and any tax of Seller that is due and payable has been paid and no deficiencies for any Tax in respect of Seller or the Project have been asserted or assessed against Seller or the Project in writing which remain unpaid. Any Tax attributable to periods prior to the closing Date, but not yet payable shall be paid when due by Seller.

                b. "Tax" means any federal, state or local income, gross receipts, franchise, privilege, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, ad valorem, capital, stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, and including any interest, penalties or additions to tax. For purposes of this Agreement, income taxes shall mean taxes based on or measured by net income but shall not include franchise, capital, stock, minimum, gross receipts or other taxes not based solely on net income.

                9. OPINION OF SELLER'S COUNSEL. At Closing, Seller shall deliver to Golden Bear an opinion of Seller's counsel or a certificate of Craig Fanning and Lynn Fry dated on the date of closing to the following effect:

                (a) Sugar Creek and Magic Castle is each a duly organized and validly existing corporation in good standing under the laws of the State of Ohio.

                (b) Sugar Creek and Magic Castle each has the power to carry on its business as it is presently being conducted, to enter into this Agreement, to assign, transfer, and deliver to Golden Bear the properties, assets and business of Seller as contemplated by this Agreement.

                (c) All proceedings required by law or by the provisions of ech of Seller's articles of incorporation or bylaws to be taken on or before the date of this Agreement in connection with the consummation of the transactions contemplated by this Agreement have been duly and validly taken.

                (d) This Agreement and the instruments executed and delivered to Golden Bear pursuant to this Agreement have been fully and properly authorized, executed and delivered and constitute the legal, valid and binding obligation of Seller, enforceable in accordance with their terms.

                (e) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of any of the terms or provisions of, Seller's articles of incorporation or bylaws.

                (f) Except as shown on Exhibit "H", there is no litigation, proceeding or governmental investigation (whether state or federal) or labor dispute or labor trouble pending or threatened against or relating to Seller or its properties, assets or business.

                10. ASSIGNMENT. Golden Bear shall have the right to assign this Agreement to a related or affiliated entity with financial stability equal to or greater than Golden Bear.

                11. LIABILITIES OF SELLER. Golden Bear shall not, except as expressly set forth herein, assume or become liable for any costs, expenses, liabilities or obligations of Seller or the Project and Seller agrees to defend, indemnify and hold Golden Bear harmless from any such liabilities. This indemnity shall survive termination hereof at closing.

                Seller shall comply with all relevant "bulk sales act" or similar requirements with respect to any Project vendors or creditors.

                12. BROKERAGE. Golden Bear and Seller each represent to the other that they have dealt with no broker in connection with this transaction. Any fees or commissions which may be claimed by any agent, salesman or broker shall be the sole responsibility of the party who has dealt with any such agent, salesman or broker. Each party agrees to indemnify and hold harmless the other party hereto for any and all judgments, costs of suit, attorneys' fees and other reasonable expenses that the indemnitee may incur by reason of any action or claim made against the indemnitee by any agent, salesman or broker dealing, or claiming to have dealt, with indemnitors. This provision shall survive Closing, or termination of this Agreement, for a period of five (5) years.

                13. NOTICES. Any notice provided for by this Agreement and any other notice or communication that one party may wish to send to another shall be in writing and sent by overnight commercial courier service (i.e., Federal Express or Purolator) addressed to the party for which such notice or communication is intended, at such party's address set forth below or at any other address provided in writing by such party to the other party by notice complying with this Section.

         Seller:              Craig Fanning
                                                 5015 Glenmina Drive
                                                 Dayton, Ohio  45440

With a copy to:        Stuart Brinn, Esq.
                                                 Strauss & Troy
                                                 2100 PNC Center
                                                 210 East Fifth Street
                                                 Cincinnati, Ohio 45202

         Golden Bear:                            Golden Bear Golf Centers, Inc.
                                                 11780 U.S. Highway #1
                                                 North Palm Beach, FL 33408

                                                 Attention: Mr. Gary Rosmarin,
                                                            President

With a copy to:        David M. Shaw, Esq.
                                                 Fleming, Haile & Shaw, P.A.
                                                 440 Royal Palm Way, Suite 100

                                                  Palm Beach, Florida 33480

                14. ATTORNEYS' FEES. If either party commences an action against the other to enforce any of the terms of this Agreement or because of the breach by either party of any of the terms hereof, the losing or defaulting party shall pay to the prevailing party the reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, at trial and all appellate levels. Each party agrees to jurisdiction and venue in Montgomery County, Ohio.

                15. CONFIDENTIALITY. The terms of this Agreement and the information made available as a result of the investigations which preceded the consummation of the transactions contemplated by this Agreement are confidential and are personal or trade or business secrets of the parties. The parties shall not disclose to any other person the nature, terms, or conditions of this Agreement or any information concerning the respective parties unless required by this Agreement or as a result of litigation relating to this Agreement or the respective parties.

                16. NON-COMPETE. As part of the consideration to Golden Bear for entering into and consummating this transaction, Seller, Craig Fanning and Lynn Fry covenant and agree not to enter into any competing or similar business within a 10-mile radius of the Real Property. Seller and Golden Bear covenant and agree that this provision may be enforced by injunction or other equitable relief without the necessity of Golden Bear placing a bond with the Court. Any violation of the covenants (or any of them) set forth herein by Seller and Golden Bear would materially and irrevocably harm Golden Bear and its business. This provision shall survive closing for a period of five (5) years.

                17. SURVIVAL. All representations, warranties and indemnities of Seller, and all applicable covenants and agreements of Golden Bear and Seller, shall survive execution of the Lease Agreement and closing hereunder for a period of two (2) years and shall not merge into such agreement or the closing instruments hereunder. Seller shall indemnify and hold Golden Bear harmless from any loss, cost, damage or expense whatsoever arising from a breach of any such representation, warranty, covenant or agreement. This indemnity shall be secured by a right of set-off under the Lease.

                18. COOPERATION. Golden Bear and Seller will cooperate with respect to all matters pertaining to Closing hereunder.

                19. MAINTENANCE AND RISK OF LOSS. Commencing with the date hereof, Seller shall maintain the Project in its current condition and with the same standard of care as it presently maintains the Project. All risk of loss to the Project prior to the Closing shall be upon the Seller.

                20. AUTHORITY OF SELLER. Each party signing on behalf of Seller hereby represents and warrants to Golden Bear that he has full authority to sign this Agreement and bind the Seller.

                21. AUTHORITY OF GOLDEN BEAR. The undersigned represents that it has full power and authority to execute this Agreement on behalf of the Golden Bear.

                22. LICENSES. Seller shall cooperate with, and execute all necessary documents requested by, Golden Bear in the transfer (and issuance as applicable) of all Licenses in the name of Golden Bear.

                23. AUDIT. Seller shall make the books and records for the Project available to Golden Bear for a period of three (3) years after the Closing to permit Golden Bear's accountants to conduct an audit at Golden Bear's cost. In connection with such audit, Seller agrees to cooperate with such auditors and to execute and deliver a letter in the form of Exhibit "L" hereto. The provisions of this paragraph shall survive Closing.

                24. PREPARATION OF AGREEMENT. Although this document has been prepared by counsel to Golden Bear, it reflects extensive negotiations with the Seller and Seller's counsel and shall not be construed against Golden Bear.

                25. EFFECTIVE DATE. The date of this Agreement ("Effective Date") shall be the date upon which the last one of Seller and Golden Bear has signed this Agreement.

                26. TIME FOR ACCEPTANCE. If this Agreement is not executed by Seller and returned to Golden Bear on or before August 7, 1996, the offer set forth herein shall terminate.

                27. NEW LEASE. Sugar Creek contemplates entering into a lease of a small portion of the Property to a telecommunications company. During the Examination Period, Seller and Golden Bear will cooperate to coordinate all matters with respect thereto. All income from this lease will be the property of Sugar Creek.

                28. INVENTORY. During the Examination Period, Golden Bear shall determine what inventory (if any) it shall purchase at the Closing, at the purchase price agreed to by Golden Bear and Seller.

                29. MANAGEMENT AGREEMENT. If deemed appropriate by Golden Bear, Seller shall enter into a "Management Agreement" substantially in the form of Supplement "A" hereto to facilitate the transfer of the existing liquor license.

                30. FACSIMILE. The parties agree that a facsimile transmission of the signed agreement constitutes an original and binding document.

                31. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                32. CONSULTING AGREEMENT. At Closing, Golden Bear shall enter into a Consulting Agreement with Craig Fanning, providing for (i) the term of one year, (ii) total compensation of $60,000.00 payable in equal monthly installments, and (iii) such other terms as are approved by the parties, which approval shall not be unreasonable withheld.

                33. SURVIVAL. This Agreement shall survive Closing and shall not be merged into the documents delivered at Closing.

                IN WITNESS WHEREOF, the parties have executed this Agreement for themselves, their respective heirs, executors, personal representatives, successors and assigns as of the date and year first above written.

                                        BUYER:
                                        GOLDEN BEAR GOLF CENTERS, INC.

                                        By:  /S/ GARY ROSMARIN
                                           ------------------------------
                                           Name:  Gary Rosmarin
                                           Title:    President

                                        SELLER:
                                        SUGAR CREEK GOLF COURSE, INC.

                                        By:  /S/ CRAIG FANNING, its
                                           ------------------------------
                                           Name:  Craig Fanning
                                           Title:  President

                                        THE MAGIC CASTLE, INC.

                                        By:    /S/ CRAIG FANNING, its
                                           ------------------------------
                                           Name:  Craig Fanning
                                           Title:   President

                                            /S/ CRAIG FANNING
                                            -----------------------------
                                            Craig Fanning

                              SCHEDULE OF EXHIBITS


Exhibit "A"                    Real Estate

Exhibit "B"                    Assets

Exhibit "B-1"                  Additional Consideration

Exhibit "C"                    Lease

Exhibit "D"                    Existing Mortgages

Exhibit "E"                    Service Contracts

Exhibit "F"                    Intentionally Deleted

Exhibit "G"                    Intentionally Deleted

Exhibit "H"                    Litigation

Exhibit "I"                    Operating Statement

Exhibit "J"                    Liabilities

Exhibit "J-1"                  Liabilities Assumed by Golden Bear

Exhibit "K"                    Existing Lease Agreements

Exhibit "L"                    Audit Letter



Supplement "A"                 Management Agreement

Supplement "B"                 Insurance